Exhibit 3.2

BY-LAWS

OF

AMERICAN LORAIN CORPORATION
(a Nevada corporation)

SECTION 1

OFFICES

1.1    Registered Office. The registered office of American Lorain Corporation (the “Corporation”) in the State of Nevada shall be at 202 South Minnesota Street, Carson City, Nevada 89703.

1.2    Other Offices. The Corporation may also have such other offices in such other places, either within or without the State of Nevada, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

SECTION 2

MEETINGS OF STOCKHOLDERS

2.1    Place and Time of Meetings. Subject to Section 2.3 hereof, all meetings of the stockholders of the Corporation shall be held on such date, at such time and at such place (or at no place if by means of remote or electronic communication) as shall from time to time be designated by the Board. To the extent permitted by law, the Board may permit stockholders who are not present at meetings to (a) participate by electronic communications and (b) be deemed present at a meeting when participating through electronic communications; provided, that, if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communications, a record of such vote or other action shall be maintained by the Corporation.

2.2    Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of any other proper business shall be held on such date and at such time as the Board shall designate (or, if that day shall be a legal holiday under the laws of the State where such meeting is to be held, then on the next succeeding business day).

2.3    Special Meetings. Special meetings of stockholders may be called by the Board pursuant to a resolution approved by a majority of the members of the Board, by the Chairman of the Board or the President, or by stockholders holding an aggregate of 25% or more of the outstanding voting stock of the Corporation, at such place, date, and time and for such purpose or purposes as shall be set forth in the notice of such meeting.

2.4    Notice of Meetings. Notice of each meeting of stockholders shall be in writing, shall state the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting.

2.5    Quorum. At any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the outstanding shares of stock entitled to vote at such meeting shall constitute a quorum for the transaction of any business at such meeting. In the absence of a quorum, the stockholders present may adjourn the meeting despite the absence of a quorum. At any adjourned meeting at which a quorum is present, any action may be taken that might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, except that, if adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 2.4 hereof.

2.6    Conduct of Meetings. The Chairman of the Board or, if he so designates, a vice chairman, the Chief Executive Officer, an executive vice president or vice president shall preside at each meeting of the stockholders; provided, however, that if the Chairman of the Board does not preside and has not designated an officer of the Corporation to preside, the Board may designate any person to preside over the meeting. The secretary of the Corporation, or in the absence of the secretary, a person designated by the person presiding over the meeting, shall record the proceedings of meetings of the stockholders.

2.7    Voting; Proxies. Each stockholder of record shall be entitled to one vote for each share registered in his, her or its name. Corporate action to be taken by stockholder vote shall be authorized by the affirmative vote of a majority of the votes cast at a meeting of stockholders, except as otherwise required by law or the Corporation’s articles of incorporation, as amended and restated from time to time (the “Articles”). Subject to the limitations set forth in Section 78.355 of the Nevada Revised Statutes, as amended (the “NRS”), each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him, her or it by proxy.

2.8    Fixing Date for Determination of Stockholders of Record. The Board may set in advance a date for determining stockholders entitled to notice of, and to vote at, any meeting. All record dates shall not be more than 60 days and no fewer than 10 days prior to the date of the meeting to which such record date relates.

2.9    Action by Written Consent. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

SECTION 3

BOARD OF DIRECTORS

3.1    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2    Number; Qualification; Term. The number of directors which shall constitute the entire Board shall be no less than one and no more than eleven, such number to be fixed by the Board. Each director shall hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

3.3    Vacancies. If the office of any director is vacant for any reason, or if any new directorship is created by an increase in the number of directors, the affirmative vote of a majority of the directors then in office, even if less than a quorum, or a sole remaining director, may choose the successor to fill such vacancy. Any director chosen pursuant to this paragraph shall hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

3.4    Place of Meetings. Meetings of the Board shall be held at such place, within or without the State of Nevada, as the Board shall from time to time determine.

3.5    Regular Meetings. Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine. Notice of regular meetings of the Board need not be given except as otherwise required by these Bylaws.

3.6    Special Meetings. Special meetings of the Board may be called by the President, the Chairman of the Board or by written request of at least two directors then in office.

3.7    Notice of Meetings. Notice of each meeting of the Board (and of each regular meeting for which notice shall be required), stating the time, place and purposes thereof, shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, or shall be sent to him or her by overnight mail, courier service, or electronic transmission, or shall be given personally or by telephone, on 24 hours’ notice, or such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances.

3.8    Quorum; Manner of Acting. At all meetings of the Board, a majority of the total number of members of the entire Board shall constitute a quorum for the transaction of business and, except as otherwise provided in the Articles or these Bylaws, the affirmative vote of a majority of the members of the Board at the meeting, a quorum being present, shall be the act of the entire Board. If a quorum shall not be present at any meeting of the Board, the Board members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.9    Action by Written Consent. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting, if all the members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or the committee.

3.10   Resignation. Any director may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, the chief executive officer or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective.

3.11   Removal. Any director may be removed, at any time, either with or without cause, in accordance with Section 78.335 of the NRS.

3.12   Electronic and Telephonic Participation. Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.13   Compensation. Unless otherwise restricted by the Articles or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.

SECTION 4

COMMITTES

4.1    General. The Board may designate committees of one or more directors, which shall serve at the Board’s pleasure and have such powers and duties as the Board determines.

4.2    Authority. Any such committee, to the extent provided in the resolutions of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.

4.3    Meetings. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

SECTION 5

OFFICERS

5.1    Number; Qualification. The Board shall appoint such officers of the Corporation with the titles and duties that it designates, which may include a Chairman of the Board, Chief Executive Officer, President, one or more Vice Presidents, Chief Financial Officer, Treasurer and Secretary. The same person may hold more than one office.

5.2    Appointment. The officers of the Corporation shall be appointed annually as determined by the Board. Each officer shall hold office until the next annual election of officers and until the election of his or her successor, or until his or her death, resignation, removal or retirement.

5.3    Resignation; Removal. Any officer may resign at any time by delivering his or her resignation in writing to the Chairman, Chief Executive Officer or Secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer may be removed, at any time, either with or without cause, by the Board.

5.4    Vacancies. Any vacancy in any office, whether by reason of death, resignation, removal, retirement or otherwise, may be filled for the unexpired portion of any term by the Board.

5.5    Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the Board and stockholders, unless otherwise prescribed by the Board. He shall perform such other duties as from time to time shall be prescribed by these Bylaws or by the Board.

5.6    Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation. The Chief Executive Officer shall have the general responsibility for the conduct of the business and affairs of the Corporation, under the direction and control of the Board. He shall ensure that all resolutions and determinations of the Board are carried out by the Corporation. He shall exercise such other duties as from time to time prescribed by the Board.

5.7    President. The President shall exercise the duties incident to the office of President and such other duties from time to time prescribed by the Board or the Chief Executive Officer.

5.8    Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall exercise the duties incident to the office of Chief Financial Officer and such other duties from time to time prescribed by the Board or the Chief Executive Officer. He shall supervise, directly or indirectly, the maintenance of the financial books and records of the Corporation.

5.9    Treasurer. The Treasurer shall have custody of the funds and securities of the Corporation and shall exercise the duties incident to the office of Treasurer and such other duties from time to time prescribed by the Chief Executive Officer or such other officer to whom he reports.

5.10   Secretary. The Secretary shall, if present, act as secretary and record the minutes of all meetings of the Board, any committee thereof, and the stockholders of the Corporation and shall see that all notices are duly given as required by these Bylaws and under applicable law. He shall exercise the duties incident to the office of Secretary and such other duties from time to time prescribed by the Chief Executive Officer or such other officer to whom he reports.

5.11    Vice Presidents. The Board may elect one or more Vice Presidents, each of whom shall exercise such duties from time to time prescribed by the Chief Executive Officer or such other officer to whom he reports.

SECTION 6

CAPITAL STOCK

6.1    Stock Certificates. The Corporation’s shares shall be represented by certificates in the form approved by the Board or shall be uncertificated. Each certificate shall be signed by the Chairman, Chief Executive Officer, President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the Corporation’s seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile. In case any officer or transfer agent who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer or transfer agent before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer or transfer agent at the date of issue.

6.2    Transfers of Stock. Transfers of stock shall be recorded on the books of the Corporation upon (i) presentation of the certificate(s) by the registered holder in person or by duly authorized attorney, endorsed either in blank or to a specified person, or presentation of proper evidence of transfer, succession or assignment of, or authority to transfer, such stock and the surrender of the certificate(s), or (ii) if shares are uncertificated, upon receipt of proper transfer instructions from the registered holder or a duly authorized attorney, or from a person presenting proper evidence of transfer, succession or assignment of, or authority to transfer, such stock.

6.3    Holders of Record. The Corporation shall be entitled to treat the registered holder of any share(s) of stock as the exclusive holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share(s) on the part of any person, whether or not the Corporation shall have express or other notice thereof, save as expressly provided by statute.

6.4    Lost, Stolen, Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 7

MISCELLANEOUS

7.1    Corporate Seal. The corporate seal shall be in the form adopted by the Board. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The corporate seal shall be in the charge of the Secretary or an Assistant Secretary.

7.2    Fiscal Year. The fiscal year of the Corporation shall begin on January 1 and terminate on December 31 of each year, unless prescribed otherwise by the Board.

7.3    Waiver of Notice. Whenever notice is required to be given, a waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except if the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice need not specify the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board, or members of a committee of the Board.

7.4    Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, magnetic tape, computer disks, photographs, micro-photographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

7.5    Amendments. The Board shall have the power to amend, repeal, or otherwise modify these Bylaws; provided, however, that without the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of the Corporation, the Board shall not have the power to amend, repeal or otherwise modify any Bylaw provision adopted after the date hereof that has been proposed by a stockholder and adopted.